EXHIBIT 1.01

Garrett Motion Inc.

Conflict Mineral Report

For the reporting period From January 1, 2022, to December 31, 2022

This Conflict Minerals Report of Garrett Motion Inc. and its consolidated subsidiaries (“Garrett,” “we,” or “our”) has been prepared in accordance with Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the Dodd-Frank Act). The Rule calls for certain disclosures from an SEC registrant that manufactures or contracts to manufacture, products for which conflict minerals are necessary to the functionality or production of those products. Conflict Minerals are defined as cassiterite, columbite-tantalite, wolframite, and gold, including their derivatives, which are limited to tin, tantalum, and tungsten (collectively, “3TG”).

If any 3TG are necessary to the functionality or production of products manufactured or contracted to be manufactured, by a registrant, the text of the Rule requires such registrant to conduct in good faith a reasonable country of origin inquiry (“RCOI”) that is reasonably designed to determine whether any of its 3TG originated in the Democratic Republic of the Congo (“DRC”), the Central African Republic, the Republic of the Congo. South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, or Angola (the “Covered Countries”), or are from recycled or scrap sources.

Overview

Garrett’s Business

Garrett designs manufacture and sell highly engineered turbochargers, electric boosting as well as automotive software solutions for light and commercial vehicle original equipment manufacturers (“OEMs”) and the global vehicle independent aftermarket. We are a global technology leader with significant expertise in delivering products across gasoline, diesel, natural gas, and electrified (hybrid and fuel cell) powertrains.

Garrett’s Products Covered by this Report

This report relates to Garrett products: (i) for which 3TG are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by Garrett; and (iii) for which the manufacture was completed during the calendar year 2022. These products, which are referred to herein as the “Covered Products,” consist of turbochargers and intercoolers.

Garrett’s Supply Chain

Garrett sells thousands of products containing parts from hundreds of direct and indirect suppliers. As a “downstream” company with many tiers in our supply chain, we have direct relationships with a few smelters and refiners (less than 1% of our direct suppliers) and do not perform or direct audits of entities within our supply chain. It is difficult for us to identify actors upstream from our direct suppliers, and we rely on those suppliers to provide information on the smelters and refiners (“SORs”) as well as the origin of 3TG contained in parts or products supplied to us, including sources of 3TG that are supplied to them from their upstream suppliers. Similarly, our direct suppliers rely on information provided by their suppliers.

The terms and lengths of contracts with our suppliers are varied, and we cannot always unilaterally impose new contract terms. As we renew or enter into new purchase agreements with suppliers, we generally seek to add, where possible, a 3TG compliance provision requiring such suppliers to conduct and document their inquiries into the SORs as well as the country of origin of 3TG in parts or products supplied to Garrett and to provide Garrett with information or representations that Garrett requires to meet its compliance obligations. Although we have already integrated a 3TG compliance provision into certain purchase agreements with our direct suppliers, we anticipate that it will take several years to ensure that all supplier purchase agreements contain appropriate 3TG compliance provisions. In addition, some suppliers may object to the inclusion of such 3TG compliance provisions. In the meantime, as described herein, we are working with our suppliers to obtain 3TG sourcing information.

Reasonable Country of Origin Inquiry

Garrett conducted a good faith RCOI to determine whether the 3TG in the Covered Products may have originated in the Covered Countries and did not come from recycled or scrap sources. The elements of the RCOI were:

•	Identification of relevant suppliers
•	Data collection and validation; and
•	Assessment to determine whether due diligence was required

Garrett assessed its direct suppliers that were most likely to provide parts or products containing 3TG concerning our turbocharger and intercoolers, and in connection therewith we identified 477 relevant suppliers (the “Supplier Group”).

Garrett engaged a third-party service provider, Assent Compliance (the “Vendor”), to help obtain supplier data. It began with a request for each supplier in the Supplier Group to respond to the 2022 (version 6.22) Responsible Minerals Initiative’s Conflict Minerals Reporting Template (the “Questionnaire”). The Questionnaire is designed to facilitate disclosure and communication of information regarding SORs of 3TG contained in parts or products in our supply chain. It includes questions regarding a supplier’s engagement with its direct suppliers and a listing of the SORs that the supplier and its suppliers use. In addition, the Questionnaire contains questions about the origin of 3TG included in a supplier’s parts or products, as well as supplier due diligence efforts. The Vendor deployed the Questionnaire to the Supplier Group via a tracking tool, which enabled Garrett and the Vendor to manage and maintain records of responses from the Supplier Group in an electronic database. The procedure involved 16 rounds of follow-up to unresponsive members of the Supplier Group through a defined process via both automated email and personalized email, including offering assistance and further information to the Supplier Group about the requirements of the Rule and the 3TG compliance program. Garrett received responses from 80.5% of the Supplier Group (4.3% increase in supplier responses compared to FY 2021).

The collected data was then validated by the Vendor to increase the accuracy of submissions and identify any contradictory answers in the Questionnaire. The Vendor’s tracking tool and electronic database facilitated automated data validation on all submitted Questionnaires. All submitted Questionnaires were accepted and classified as valid or invalid. Members of the Supplier Group were contacted with regards to invalid forms and were encouraged to resubmit a valid form. We reviewed the responses to determine where further engagement with our Supplier Group was warranted.

Based on the responses received from the Company’s RCOI, we compiled a list of 343 unique SORs. However, the vast majority were at a supplier-level, and none included information regarding associated countries of origin. Based on the responses to our RCOI and the fact that responses were not received from all members of the Supplier Group to the Questionnaire, Garrett did not have complete and validated information to conclude whether its necessary 3TG in the Covered Products originated in the Covered Countries, and if so, whether they were from recycled or scrap sources or came from sources that directly or indirectly financed or benefitted armed groups, as such term is defined in the Rule. Accordingly, Garrett conducted due diligence on the source and chain of custody of the 3TG contained in parts or products provided by the Supplier Group.

Due Diligence Process

Design of Due Diligence Measures

Our due diligence measures have been designed to conform, in all material respects, with the Organization for Economic Co-operation and Development’s (“OECD”) “Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (2016)” and the related Supplements for 3TG (the “OECD Framework”). The OECD Framework is written for the entire mineral supply chain and our due diligence measures were tailored to include steps appropriate for “downstream” companies. Our due diligence included the following elements of the OECD Framework:

•	Step 1: Establish strong company management systems
•	Step 2: Identify and assess risks in the supply chain
•	Step 3: Design and implement a strategy to respond to identified risks
•	Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and
•	Step 5: Report on supply chain due diligence

Step 1: Establish Strong Company Management Systems

Garrett has established a management system to determine the source and chain of custody of 3TG in our supply chain.

a.	Mission Statement: We have adopted a conflict minerals mission statement (the Mission Statement) that outlines to suppliers and customers our commitment to responsible sourcing of 3TG throughout our global supply chain and compliance with the Rule. The Mission Statement is publicly available on our website at: https://www.garrettmotion.com/wp-content/uploads/2018/12/Conflict-Minerals-Statement.pdf

b.	Internal Team: Our management system includes oversight of our RCOI and due diligence processes by the representatives from Procurement, Health, Safety and Environment, and Legal. These functions are responsible for implementing our 3TG compliance program and communicating information about program status and effectiveness to senior management.

c.	Control Systems: We utilize the Questionnaire for collecting 3TG declarations from our supply base via a tracking tool to gather information on the chain of custody of the 3TG included in our products. In addition, our Vendor is a member of the Responsible Minerals Initiative, an industry-wide initiative working to develop conflict-free supply chains. We also have a Supplier Code of Conduct that sets forth our core values on the responsible sourcing of minerals: https://investors.garrettmotion.com/static-files/fb606599-df51-4ecf-b44b-456be9391df1

d.	Supplier Engagement: We have communicated to the Supplier Group our obligations under the Rule by distributing to them background information on the Rule along with the Questionnaire. In addition, through our Vendor, we provide training materials on 3TG compliance to the Supplier Group. We are also integrating 3TG compliance provisions into our purchase agreements as described above, which sets forth Garrett’s expectations that such direct suppliers will cooperate with Garrett’s RCOI and due diligence measures as required by the Rule.

e.	Grievance Mechanism: We have a company-level Helpline that provides employees and suppliers with a mechanism to report violations of our policies or other concerns.

Step 2: Identify and Assess Risks in the Supply Chain

•	Distribution of Questionnaires to Supplier Group: In 2022, we distributed the Questionnaire to the Supplier Group to gather information on our supply chain, including:

i.	Whether any of the minerals they supplied to Garrett may contain 3TG
ii.	Whether any 3TG are necessary to the functionality or production of the parts or products in which they are used, and
iii.	The SORs or any 3TG in our supply chain and whether the 3TG originated from the Covered Countries or came from recycled or scrap sources.

•	Assessment of Supplier Group Responses: We reviewed each response from the Supplier Group to assess the adequacy of such a response. Members of the Supplier Group that failed to respond to the Questionnaire or that did not provide responses to all applicable questions in the Questionnaire received follow-up communications requesting additional information. If a supplier response indicates that 3TG contained in parts or products provided to Garrett may have originated from the Covered Countries, then such response is sent to the Environment team for further review and determination of follow-up steps under the guidance of our risk management plan.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

As part of our risk management plan under the OECD Framework, if SORs with red flags are reported on a Questionnaire by one of the suppliers surveyed, risk mitigation activities will be initiated. If a supplier indicates that its products may contain 3TG sourced from a Covered Country, we will follow up with the supplier to gather more information, including the basis for the information provided and other information regarding the sourcing country and SOR. Identified risks will be reported to the Environment Team, which will determine appropriate follow-up actions, if any, to mitigate risks. There was no instance in our due diligence for the 2022 reporting period where we determined that there were validated high-risk issues in our supply chain requiring follow-up actions.

To ensure that the Supplier Group understands our expectations concerning compliance with the Rule, we distributed background information on the Rule and our Mission Statement, and we provided access to training materials on 3TG compliance to the Supplier Group in addition to the Questionnaire.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

Garrett does not perform or direct audits of entities in our supply chain but relies on the RMI’s Responsible Minerals Assurance Process (“RMAP”) to perform third-party audits of SORs. Our process compares the SORs identified by the Supplier Group to the list of SORs certified as “compliant” or the equivalent by the RMI (Responsible Minerals Initiative). If SORs are identified with issues, we engage with the supplier directly to verify the information before reporting the issue to the Environment Team.

Step 5: Report on Supply Chain Due Diligence

This Conflict Minerals Report, and the Form SD to which it relates, have been filed with the SEC, and are publicly available at https://investors.garrettmotion.com/leadership-and-governance

Due Diligence Results

The Questionnaire requested that the Supplier Group provide Garrett with information on (a) the SORs that the Supplier Group and its suppliers use to supply the 3TG in the Covered Products, (b) whether the 3TG used in the Covered Products originates from the Covered Countries, (c) the mine or location of origin of the 3TG used in the Covered Products, and (d) the scope of its response (company-level responses refer to the supplier’s overall 3TG sourcing; product-level responses specify whether 3TG was used in parts or products provided to Garrett). Garrett must rely on responses from the Supplier Group to our Questionnaire to determine the facilities used to process 3TG used in the Covered Products, whether the 3TG used in the Covered Products originates from the Covered Countries, and the source of 3TG used in the Covered Products.

The responses that we received for this reporting period from the Supplier Group fell into one or more of the following categories: (i) indication that no 3TG is used in parts or products that are provided to Garrett, (ii) data concerning the SORs used by the supplier to process 3TG in parts or products provided to Garrett; (iii) data with respect to the supplier’s overall 3TG sourcing, without specifying whether such 3TG was used in parts or products provided to Garrett or indication that the supplier is unable to provide the information as it specifically relates to the parts or products that are provided to Garrett, (iv) indication that the supplier is unable to provide SOR information at this time, and/or (v) indication that the supplier is unable to provide or is still in the process of determining the country of origin or mine or location of origin of 3TG from its suppliers. We received responses in category (ii) above from 383 out of 477 suppliers. Such responses identified 343 unique SORs (set forth on Appendix A below) used to process 3TG in parts or products provided to Garrett, and whilst they did not indicate the country of origin of the 3TG processed by such SORs, 223 of these SORs are RMAP Conformant.

As a result of the foregoing, and because responses were not received from all members of the Supplier Group, Garrett does not have complete and validated information to conclude whether its necessary 3TG in the Covered Products originated in the Covered Countries, and if so, whether they were from recycled or scrap sources, or came from sources that directly or indirectly financed or benefitted armed groups therein, as such term is defined the Rule.

However, Garrett received no response (to either the initial communication or any follow-up inquiries) from any supplier indicating that 3TG in our Covered Products originated in the Covered Countries (even when SORs used to process our 3TG were identified) or benefitted or financed armed groups in the Covered Countries.

Besides, we were unable to determine the country of origin or the mine or location of origin of 3TG used in the parts or products supplied to us for use in the Covered Products. Our efforts to identify the specific mine or location or origin of our necessary 3TG included the due diligence measures described above.

Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence conducted and to further mitigate any future risk of sourcing 3TG that benefit armed groups in the Covered Countries:

1.	Continue to refine and update our process to target all appropriate direct suppliers that may be in-scope for the Rule, as well as re-survey applicable suppliers to confirm that they do not incorporate 3TG in our supply chain.

2.	Continue to work closely with our direct suppliers to obtain the necessary validated information on the origin of the 3TG contained in the parts, products, or services sold to Garrett.

3.	Continue to seek to include a 3TG compliance provision in new or renewed purchase agreements with direct suppliers to set forth Garrett’s expectations that such direct suppliers will cooperate with Garrett’s RCOI and due diligence measures as required by the Rule.

4.	Engage with direct suppliers by providing advice and directing them to information and resources, to increase the response rate and improve the content of their Questionnaire responses.

Cautionary Statement about Forward-Looking Statements

We have made statements in this Conflict Minerals Report that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) about our plans to take additional actions or to implement additional procedures with respect to our due diligence efforts to determine the origin of conflict minerals included in our products. There can be no assurance that these future events will occur as anticipated. Forward-looking statements speak only as of the date they were made, and we undertake no obligation to publicly update them. Our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. These forward-looking statements should be considered in light of the information included in this report and our other filings with the SEC, including, without limitation, the Risk Factors, as well as the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations, set forth in our Form 10-K for the year ended December 31, 2022, as updated by our Form 10-Q for the quarter ended March 31, 2023, and other filings with the SEC.

Appendix A - Smelter list

Includes: Metals, SOR name, SOR ID, RMAP Audit Status and SOR Risk status (Low risk- 236, Medium Risk -83 & High risk- 24*)

*Through Assent, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions.

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Tungsten	A.L.M.T. Corp.	CID000004	Conformant	Low Risk
Gold	Advanced Chemical Company	CID000015	Conformant	Low Risk
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Conformant	Low Risk
Gold	Agosi AG	CID000035	Conformant	Low Risk
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Conformant	Low Risk
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	Conformant	Low Risk
Gold	Argor-Heraeus S.A.	CID000077	Conformant	Low Risk
Gold	Asahi Pretec Corp.	CID000082	Conformant	Low Risk
Gold	Asaka Riken Co., Ltd.	CID000090	Conformant	Low Risk
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Outreach Required	Low Risk
Tungsten	Kennametal Huntsville	CID000105	Conformant	Low Risk
Gold	Aurubis AG	CID000113	Conformant	Low Risk
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Conformant	Low Risk
Gold	Boliden AB	CID000157	Conformant	Low Risk
Gold	C. Hafner GmbH + Co. KG	CID000176	Conformant	Low Risk
Gold	Caridad	CID000180	Outreach Required	Low Risk
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Conformant	Low Risk
Gold	Cendres + Metaux S.A.	CID000189	Non-Conformant	Medium Risk
Gold	Yunnan Copper Industry Co., Ltd.	CID000197	Outreach Required	Medium Risk
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	Conformant	Low Risk
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	Conformant	Low Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd	CID000228	Conformant	Low Risk
Gold	Chimet S.p.A.	CID000233	Conformant	Low Risk
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	Conformant	Low Risk
Gold	Chugai Mining	CID000264	Conformant	Low Risk
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CID000281	Outreach Required	Medium Risk
Tin	Alpha	CID000292	Conformant	Low Risk
Tin	PT Aries Kencana Sejahtera	CID000309	Conformant	Low Risk
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	In Communication	Medium Risk
Gold	DSC (Do Sung Corporation)	CID000359	Conformant	Low Risk
Gold	Dowa	CID000401	Conformant	Low Risk
Tin	Dowa	CID000402	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425	Conformant	Low Risk
Tin	EM Vinto	CID000438	Conformant	Low Risk
Tin	Estanho de Rondonia S.A.	CID000448	Conformant	Low Risk
Tantalum	F&X Electro-Materials Ltd.	CID000460	Conformant	Low Risk
Tin	Fenix Metals	CID000468	Conformant	Low Risk
Gold	JSC Novosibirsk Refinery	CID000493	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Refinery of Seemine Gold Co., Ltd.	CID000522	Outreach Required	Medium Risk
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	Conformant	Low Risk
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	Non-Conformant	Medium Risk
Tungsten	Global Tungsten & Powders LLC	CID000568	Conformant	Low Risk
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	Conformant	Low Risk
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	Outreach Required	Medium Risk
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	Outreach Required	Medium Risk
Gold	LT Metal Ltd.	CID000689	Conformant	Low Risk
Gold	Heimerle + Meule GmbH	CID000694	Conformant	Low Risk
Gold	Heraeus Metals Hong Kong Ltd.	CID000707	Conformant	Low Risk
Gold	Heraeus Germany GmbH Co. KG	CID000711	Conformant	Low Risk
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	Conformant	Low Risk
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	Outreach Required	Medium Risk
Tungsten	Hunan Jintai New Material Co., Ltd.	CID000769	Conformant	Low Risk
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CID000773	Outreach Required	Medium Risk
Gold	HwaSeong CJ CO., LTD.	CID000778	Communication Suspended - Not Interested	Medium Risk
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	Conformant	Low Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Conformant	Low Risk
Gold	Istanbul Gold Refinery	CID000814	Conformant	Low Risk
Gold	Japan Mint	CID000823	Conformant	Low Risk
Tungsten	Japan New Metals Co., Ltd.	CID000825	Conformant	Low Risk
Gold	Jiangxi Copper Co., Ltd.	CID000855	Conformant	Low Risk
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	Conformant	Low Risk
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	Conformant	Low Risk
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917	Conformant	Low Risk
Gold	Asahi Refining USA Inc.	CID000920	Conformant	Low Risk
Gold	Asahi Refining Canada Ltd.	CID000924	Conformant	Low Risk
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	JSC Uralelectromed	CID000929	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Conformant	Low Risk
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	Non-Conformant	Medium Risk
Gold	Kazakhmys Smelting LLC	CID000956	In Communication	Low Risk
Gold	Kazzinc	CID000957	Conformant	Low Risk
Tungsten	Kennametal Fallon	CID000966	Conformant	Low Risk
Gold	Kennecott Utah Copper LLC	CID000969	Conformant	Low Risk
Gold	Kojima Chemicals Co., Ltd.	CID000981	Conformant	Low Risk
Gold	Kyrgyzaltyn JSC	CID001029	Non-Conformant	Medium Risk
Gold	L'azurde Company For Jewelry	CID001032	RMI Due Diligence Review - Unable to Proceed	Medium Risk
Gold	Lingbao Gold Co., Ltd.	CID001056	Outreach Required	Medium Risk
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058	Outreach Required	Medium Risk
Tin	China Tin Group Co., Ltd.	CID001070	Conformant	Low Risk
Tantalum	AMG Brasil	CID001076	Conformant	Low Risk
Gold	LS-NIKKO Copper Inc.	CID001078	Conformant	Low Risk
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	Outreach Required	Medium Risk
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Conformant	Low Risk
Gold	Materion	CID001113	Conformant	Low Risk
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Conformant	Low Risk
Tin	Metallic Resources, Inc.	CID001142	Conformant	Low Risk
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147	Conformant	Low Risk
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	Conformant	Low Risk
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Conformant	Low Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Gold	Metalor Technologies S.A.	CID001153	Conformant	Low Risk
Gold	Metalor USA Refining Corporation	CID001157	Conformant	Low Risk
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	Conformant	Low Risk
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	Conformant	Low Risk
Tin	Mineracao Taboca S.A.	CID001173	Conformant	Low Risk
Tantalum	Mineracao Taboca S.A.	CID001175	Conformant	Low Risk
Tin	Minsur	CID001182	Conformant	Low Risk
Gold	Mitsubishi Materials Corporation	CID001188	Conformant	Low Risk
Tin	Mitsubishi Materials Corporation	CID001191	Conformant	Low Risk
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Conformant	Low Risk
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Conformant	Low Risk
Tantalum	NPM Silmet AS	CID001200	Conformant	Low Risk
Gold	Moscow Special Alloys Processing Plant	CID001204	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	Conformant	Low Risk
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231	Conformant	Low Risk
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Conformant	Low Risk
Gold	Nihon Material Co., Ltd.	CID001259	Conformant	Low Risk
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	Conformant	Low Risk
Tin	Novosibirsk Tin Combine	CID001305	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Conformant	Low Risk
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Conformant	Low Risk
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	Operaciones Metalurgicas S.A.	CID001337	Conformant	Low Risk
Gold	MKS PAMP SA	CID001352	Conformant	Low Risk
Gold	Penglai Penggang Gold Industry Co., Ltd.	CID001362	Outreach Required	Medium Risk
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Conformant	Low Risk
Tin	PT Artha Cipta Langgeng	CID001399	Conformant	Low Risk
Tin	PT Babel Inti Perkasa	CID001402	Conformant	Low Risk
Tin	PT Babel Surya Alam Lestari	CID001406	Conformant	Low Risk
Tin	PT Belitung Industri Sejahtera	CID001421	Active	Medium Risk
Tin	PT Bukit Timah	CID001428	Conformant	Low Risk
Tin	PT Mitra Stania Prima	CID001453	Conformant	Low Risk
Tin	PT Panca Mega Persada	CID001457	In Communication	Medium Risk
Tin	PT Prima Timah Utama	CID001458	Conformant	Low Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Tin	PT Refined Bangka Tin	CID001460	Conformant	Low Risk
Tin	PT Sariwiguna Binasentosa	CID001463	Conformant	Low Risk
Tin	PT Stanindo Inti Perkasa	CID001468	Conformant	Low Risk
Tin	PT Timah Tbk Kundur	CID001477	Conformant	Low Risk
Tin	PT Timah Tbk Mentok	CID001482	Conformant	Low Risk
Tin	PT Timah Nusantara	CID001486	Active	Medium Risk
Tin	PT Tinindo Inter Nusa	CID001490	Non Conformant	Medium Risk
Tin	PT Tommy Utama	CID001493	Conformant	Low Risk
Gold	PX Precinox S.A.	CID001498	Conformant	Low Risk
Tantalum	QuantumClean	CID001508	Conformant	Low Risk
Gold	Rand Refinery (Pty) Ltd.	CID001512	Conformant	Low Risk
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	Conformant	Low Risk
Gold	Royal Canadian Mint	CID001534	Conformant	Low Risk
Tin	Rui Da Hung	CID001539	Conformant	Low Risk
Gold	Sabin Metal Corp.	CID001546	Communication Suspended - Not Interested	Medium Risk
Gold	Samduck Precious Metals	CID001555	Non Conformant	Medium Risk
Gold	Samwon Metals Corp.	CID001562	Communication Suspended - Not Interested	Medium Risk
Gold	SEMPSA Joyeria Plateria S.A.	CID001585	Conformant	Low Risk
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	Outreach Required	Medium Risk
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	Conformant	Low Risk
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	Conformant	Low Risk
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Solar Applied Materials Technology Corp.	CID001761	Conformant	Low Risk
Tantalum	Solikamsk Magnesium Works OAO	CID001769	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Conformant	Low Risk
Gold	Super Dragon Technology Co., Ltd.	CID001810	Outreach Required	Medium Risk
Tantalum	Taki Chemical Co., Ltd.	CID001869	Conformant	Low Risk
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Conformant	Low Risk
Tantalum	Telex Metals	CID001891	Conformant	Low Risk
Tin	Thaisarco	CID001898	Conformant	Low Risk
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	Non Conformant	Medium Risk
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	Outreach Required	Medium Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Gold	Shandong Gold Smelting Co., Ltd.	CID001916	Conformant	Medium Risk
Gold	Tokuriki Honten Co., Ltd.	CID001938	Conformant	Low Risk
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CID001947	Outreach Required	Medium Risk
Gold	Torecom	CID001955	Conformant	Low Risk
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Conformant	Low Risk
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980	Conformant	Low Risk
Gold	United Precious Metal Refining, Inc.	CID001993	Conformant	Low Risk
Gold	Valcambi S.A.	CID002003	Conformant	Low Risk
Tin	VQB Mineral and Trading Group JSC	CID002015	Outreach Required	Medium Risk
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030	Conformant	Low Risk
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036	Conformant	Low Risk
Tungsten	Wolfram Bergbau und Hutten AG	CID002044	Conformant	Low Risk
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	Conformant	Low Risk
Gold	Yamakin Co., Ltd.	CID002100	Conformant	Low Risk
Gold	Yokohama Metal Co., Ltd.	CID002129	Conformant	Low Risk
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	Conformant	Low Risk
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	Conformant	Low Risk
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	Conformant	Low Risk
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CID002243	Conformant	Medium Risk
Gold	Morris and Watson	CID002282	In Communication	Low Risk
Gold	SAFINA A.S.	CID002290	Conformant	Low Risk
Gold	Guangdong Jinding Gold Limited	CID002312	Outreach Required	Medium Risk
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	Communication Suspended - Not Interested	Medium Risk
Gold	Umicore Precious Metals Thailand	CID002314	Non Conformant	Medium Risk
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	Conformant	Low Risk
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	Conformant	Low Risk
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	Conformant	Low Risk
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	Conformant	Low Risk
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	Conformant	Low Risk
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	Conformant	Low Risk
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	Conformant	Low Risk
Tin	CV Venus Inti Perkasa	CID002455	Conformant	Low Risk
Gold	Geib Refining Corporation	CID002459	Conformant	Low Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Conformant	Low Risk
Tin	PT Tirus Putra Mandiri	CID002478	In Communication	Medium Risk
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	Conformant	Low Risk
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	Conformant	Low Risk
Tin	Melt Metais e Ligas S.A.	CID002500	Non Conformant	Medium Risk
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Conformant	Low Risk
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Conformant	Low Risk
Tantalum	D Block Metals, LLC	CID002504	Conformant	Low Risk
Tantalum	FIR Metals & Resource Ltd.	CID002505	Conformant	Low Risk
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	Conformant	Low Risk
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508	Conformant	Low Risk
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	Conformant	Medium Risk
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511	Conformant	Low Risk
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	Conformant	Low Risk
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	Conformant	Low Risk
Gold	Fidelity Printers and Refiners Ltd.	CID002515	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Singway Technology Co., Ltd.	CID002516	Non Conformant	Medium Risk
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Conformant	Low Risk
Gold	Shandong Humon Smelting Co., Ltd.	CID002525	Outreach Required	Medium Risk
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CID002527	Outreach Required	Medium Risk
Tantalum	KEMET de Mexico	CID002539	Conformant	Low Risk
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Conformant	Low Risk
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542	Conformant	Low Risk
Tungsten	Masan High-Tech Materials	CID002543	Conformant	Low Risk
Tantalum	TANIOBIS Co., Ltd.	CID002544	Conformant	Low Risk
Tantalum	TANIOBIS GmbH	CID002545	Conformant	Low Risk
Tantalum	Materion Newton Inc.	CID002548	Conformant	Low Risk
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549	Conformant	Low Risk
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550	Conformant	Low Risk
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	Conformant	Low Risk
Tantalum	Global Advanced Metals Boyertown	CID002557	Conformant	Low Risk
Tantalum	Global Advanced Metals Aizu	CID002558	Conformant	Low Risk
Gold	Al Etihad Gold Refinery DMCC	CID002560	Conformant	Low Risk
Gold	Emirates Gold DMCC	CID002561	Conformant	Low Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Gold	International Precious Metal Refiners	CID002562	In Communication	Medium Risk
Gold	Kaloti Precious Metals	CID002563	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Sudan Gold Refinery	CID002567	Outreach Required	High Risk
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Non Conformant	Medium Risk
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Outreach Required	Medium Risk
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Outreach Required	Medium Risk
Gold	T.C.A S.p.A	CID002580	Conformant	Low Risk
Gold	REMONDIS PMR B.V.	CID002582	Conformant	Low Risk
Gold	Fujairah Gold FZC	CID002584	Outreach Required	Medium Risk
Gold	Industrial Refining Company	CID002587	Non Conformant	High Risk
Gold	Shirpur Gold Refinery Ltd.	CID002588	Outreach Required	Medium Risk
Tungsten	Niagara Refining LLC	CID002589	Conformant	Low Risk
Gold	Korea Zinc Co., Ltd.	CID002605	Conformant	Low Risk
Gold	Marsam Metals	CID002606	Non Conformant	Medium Risk
Gold	TOO Tau-Ken-Altyn	CID002615	Conformant	Low Risk
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641	Conformant	Low Risk
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CID002645	Conformant	Low Risk
Tungsten	Hydrometallurg, JSC	CID002649	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Outreach Required	Medium Risk
Tin	Resind Industria e Comercio Ltda.	CID002706	Conformant	Low Risk
Tantalum	Resind Industria e Comercio Ltda.	CID002707	Conformant	Low Risk
Gold	Abington Reldan Metals, LLC	CID002708	Conformant	Low Risk
Tungsten	Unecha Refractory metals plant	CID002724	Non Conformant	High Risk
Tin	Super Ligas	CID002756	Active	Low Risk
Gold	SAAMP	CID002761	Conformant	Low Risk
Gold	L'Orfebre S.A.	CID002762	Conformant	Low Risk
Gold	8853 S.p.A.	CID002763	Non Conformant	Medium Risk
Gold	Italpreziosi	CID002765	Conformant	Low Risk
Tin	Aurubis Beerse	CID002773	Conformant	Low Risk
Tin	Aurubis Berango	CID002774	Conformant	Low Risk
Gold	WIELAND Edelmetalle GmbH	CID002778	Conformant	Low Risk
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Conformant	Low Risk
Tin	PT Sukses Inti Makmur	CID002816	Conformant	Low Risk
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Conformant	Low Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Tungsten	ACL Metais Eireli	CID002833	Non Conformant	Medium Risk
Tin	PT Menara Cipta Mulia	CID002835	Conformant	Low Risk
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	Conformant	Low Risk
Tungsten	Moliren Ltd.	CID002845	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	AU Traders and Refiners	CID002850	Non Conformant	Medium Risk
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	CID002852	Active	Medium Risk
Gold	Sai Refinery	CID002853	Outreach Required	Medium Risk
Gold	Modeltech Sdn Bhd	CID002857	Non Conformant	Medium Risk
Tin	Modeltech Sdn Bhd	CID002858	Non Conformant	Medium Risk
Gold	Bangalore Refinery	CID002863	Conformant	Low Risk
Gold	Kyshtym Copper-Electrolytic Plant ZAO	CID002865	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Degussa Sonne / Mond Goldhandel GmbH	CID002867	Outreach Required	Low Risk
Gold	Pease & Curren	CID002872	Communication Suspended - Not Interested	Medium Risk
Gold	JALAN & Company	CID002893	Outreach Required	Medium Risk
Gold	SungEel HiMetal Co., Ltd.	CID002918	Conformant	Low Risk
Gold	Planta Recuperadora de Metales SpA	CID002919	Conformant	Low Risk
Gold	Safimet S.p.A	CID002973	Non Conformant	Medium Risk
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	Conformant	Low Risk
Gold	State Research Institute Center for Physical Sciences and Technology	CID003153	Outreach Required	Low Risk
Gold	African Gold Refinery	CID003185	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	Gold Coast Refinery	CID003186	Outreach Required	Medium Risk
Gold	NH Recytech Company	CID003189	Conformant	Low Risk
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	Conformant	Low Risk
Tin	PT Bangka Serumpun	CID003205	Conformant	Low Risk
Tin	Pongpipat Company Limited	CID003208	Outreach Required	Medium Risk
Gold	QG Refining, LLC	CID003324	Outreach Required	Low Risk
Tin	Tin Technology & Refining	CID003325	Conformant	Low Risk
Gold	Dijllah Gold Refinery FZC	CID003348	Outreach Required	Medium Risk
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CID003356	Non Conformant	Medium Risk
Tin	PT Rajawali Rimba Perkasa	CID003381	Conformant	Low Risk
Gold	CGR Metalloys Pvt Ltd.	CID003382	Outreach Required	Medium Risk
Gold	Sovereign Metals	CID003383	Outreach Required	Medium Risk
Tin	Luna Smelter, Ltd.	CID003387	Conformant	Low Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	Non Conformant	Medium Risk
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CID003401	Conformant	Low Risk
Tungsten	Lianyou Metals Co., Ltd.	CID003407	Conformant	Low Risk
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	CID003408	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	Precious Minerals and Smelting Limited	CID003409	Non Conformant	Medium Risk
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CID003410	Outreach Required	Medium Risk
Tungsten	NPP Tyazhmetprom LLC	CID003416	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417	Conformant	Low Risk
Gold	C.I Metales Procesados Industriales SAS	CID003421	Active	Low Risk
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424	Conformant	Low Risk
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425	Conformant	Low Risk
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	CID003427	Non Conformant	Medium Risk
Tin	PT Mitra Sukses Globalindo	CID003449	Conformant	Low Risk
Gold	Augmont Enterprises Private Limited	CID003461	Active	Medium Risk
Gold	Kundan Care Products Ltd.	CID003463	In Communication	Medium Risk
Tungsten	Cronimet Brasil Ltda	CID003468	Conformant	Low Risk
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	Conformant	Low Risk
Gold	Emerald Jewel Industry India Limited (Unit 1)	CID003487	In Communication	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 2)	CID003488	In Communication	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 3)	CID003489	In Communication	Medium Risk
Gold	Emerald Jewel Industry India Limited (Unit 4)	CID003490	In Communication	Medium Risk
Gold	K.A. Rasmussen	CID003497	Outreach Required	Low Risk
Gold	Alexy Metals	CID003500	Active	Low Risk
Tin	CRM Synergies	CID003524	Conformant	Low Risk
Gold	Sancus ZFS (L’Orfebre, SA)	CID003529	Conformant	Low Risk
Gold	Sellem Industries Ltd.	CID003540	Communication Suspended - Not Interested	Medium Risk
Gold	MD Overseas	CID003548	In Communication	Medium Risk
Tungsten	Artek LLC	CID003553	RMI Due Diligence Review - Unable to Proceed	High Risk

Metal	Smelter Name	Smelter ID	RMAP Audit Status	Risk Status
Gold	Metallix Refining Inc.	CID003557	In Communication	Low Risk
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575	Conformant	Low Risk
Tin	Fabrica Auricchio Industria e Comercio Ltda.	CID003582	Conformant	Low Risk
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	Conformant	Low Risk
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609	Conformant	Low Risk
Tungsten	OOO “Technolom” 2	CID003612	RMI Due Diligence Review - Unable to Proceed	High Risk
Tungsten	OOO “Technolom” 1	CID003614	RMI Due Diligence Review - Unable to Proceed	High Risk
Gold	WEEEREFINING	CID003615	Active	Low Risk
Tin	PT Cipta Persada Mulia	CID002696	Conformant	Low Risk
Tungsten	LLC Vostok	CID003643	RMI Due Diligence Review - Unable to Proceed	High Risk
Tin	CV Ayi Jaya	CID002570	Conformant	Low Risk
Tin	PT Rajehan Ariq	CID002593	Conformant	Low Risk
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868	Conformant	Low Risk
Tin	PT Bangka Tin Industry	CID001419	In Communication	Medium Risk
Tin	PT Bangka Prima Tin	CID002776	Conformant	Low Risk
Gold	Gold by Gold Colombia	CID003641	Conformant	Low Risk
Tin	PT Premium Tin Indonesia	CID000313	Conformant	Low Risk
Gold	Shenzhen CuiLu Gold Co., Ltd.	CID002750	Outreach Required	Medium Risk
Gold	Albino Mountinho Lda.	CID002760	Outreach Required	Low Risk
Gold	ABC Refinery Pty Ltd.	CID002920	Outreach Required	Low Risk
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	CID003662	Outreach Required	Medium Risk
Gold	Dongwu Gold Group	CID003663	Outreach Required	Medium Risk
Tin	DS Myanmar	CID003831	Conformant	Low Risk
Tantalum	5D Production OU	CID003926	Outreach Required	Low Risk
Tungsten	HANNAE FOR T Co., Ltd.	CID003978	Outreach Required	Medium Risk